Exhibit 99.1

Tidewater Reports Third Quarter Results For Fiscal 2017

NEW ORLEANS, LA. February 7, 2017 — Tidewater Inc. (NYSE:TDW) announced today a third quarter net loss for the period ended December 31, 2016, of $297.7 million, or $6.32 per common share, on revenues of $129.2 million. For the same quarter last year, net loss was $19.5 million, or $0.42 per common share, on revenues of $218.2 million. The immediately preceding quarter ended September 30, 2016, had a net loss of $178.5 million, or $3.79 per common share, on revenues of $143.7 million.

Included in the net loss for the quarter ended December 31, 2016 were the following:

•	$253.4 million ($253.4 million after-tax, or $5.38 per share) in non-cash asset impairment charges that resulted from impairment reviews undertaken during the December 2016 quarter.
•	$3.0 million ($3.0 million after-tax, or $0.06 per share) of foreign exchange gains resulting primarily from the weakening of the Norwegian kroner on liabilities relative to the U.S. dollar.

Included in the net loss for the prior fiscal year’s quarter ended December 31, 2015 were the following:

•	$15.1 million ($12.3 million after-tax, or $0.26 per share) in non-cash asset impairment charges that resulted from impairment reviews undertaken during the December 2015 quarter.
•

$4.1 million ($4.1 million after-tax, or $0.09 per share) of foreign exchange losses which is included in Equity in net earnings (losses) of unconsolidated companies and related to our Angola joint venture, Sonatide.

Included in the net loss for the preceding quarter ended September 30, 2016 were the following:

•	$129.6 million ($129.6 million after-tax, or $2.75 per share) in non-cash asset impairment charges that resulted from impairment reviews undertaken during the September 2016 quarter.
•	$2.5 million ($2.2 million after-tax, or $0.05 per share) of foreign exchange losses resulting primarily from the strengthening of the Norwegian kroner on liabilities relative to the U.S. dollar.
•

$0.6 million ($0.6 million after-tax, or $0.01 per share) of foreign exchange gains which is included in Equity in net earnings (losses) of unconsolidated companies and related to our Angola joint venture, Sonatide.

Income tax expense largely reflects tax liabilities in certain jurisdictions that levy taxes on bases other than pre-tax profitability (so called “deemed profit” regimes.)

Status of Discussions with Lenders and Noteholders

The decrease in oil and gas prices that began in the second half of fiscal 2015 and continued throughout fiscal 2016 has led to materially lower levels of spending for offshore exploration and development by the company’s customers globally. In addition, newly constructed vessels have been delivered over the last several years, exacerbating weak vessel utilization. With reduced demand for offshore support vessels along with a higher number of newer generation vessels, the company has experienced a significant decline in the utilization of its vessels, average day rates received and vessel revenue. The company has implemented a number of significant cost reduction measures to mitigate the effects of significantly lower vessel revenue and, given the currently challenging offshore support vessel market and business outlook, continues its efforts to reduce its operating costs and preserve its liquidity.

   At June 30, 2016, September 30, 2016 and December 31, 2016, the company did not meet the 3.0x minimum interest coverage ratio covenant (the “minimum interest coverage ratio requirement”) contained in its Revolving Credit and Term Loan Agreement (“Bank Loan Agreement”), the Troms Offshore Debt and the 2013 Senior Note Agreement (the “2013 Note Agreement”). Failure to meet the minimum interest coverage ratio requirement would have resulted in covenant noncompliance; however, as discussed in more detail below, limited waivers were received. Without these limited waivers, the respective lenders and/or the noteholders would have had the ability to declare the company to be in default of the Bank Loan Agreement, the Troms Offshore Debt and/or the 2013 Note Agreement, as applicable, and accelerate the indebtedness thereunder, the effect of which would be to likewise cause the company’s other Senior Notes, which were issued in 2010 and 2011, to be in default.

The company’s bank loans and its notes are linked together by cross-default provisions, such that if either the lenders or the noteholders declare the loans or notes to be in default, the other indebtedness likewise will be in default, and all of the debt at that time may be accelerated if the majority of lenders or noteholders under the respective debt agreements elect to accelerate. If the company is not in compliance with covenants set forth in the agreements evidencing these debt obligations, and such non-compliance is not waived, then the holders of a majority of loans may declare the bank loans to be in default, and the holders of a majority in principal amount of any of the three classes of the company’s notes may declare that class of notes to be in default. In such event, all of our indebtedness would be accelerated, and the company will not have sufficient liquidity to repay those accelerated amounts. The decision as to whether to accelerate the debt upon the company’s non-compliance with the debt covenants lies with the lenders and noteholders.

The company continues to be actively engaged with its lenders and noteholders with respect to the potential restructuring of the company’s various debt arrangements. It is the goal of the company that any new debt arrangements would provide the company with both sufficient liquidity and a covenant package that will allow the company to operate its business under current market conditions and until those conditions improve without a material risk of a future default of its debt agreements. However, no assurance can be given that these restructuring negotiations will be successfully concluded. Moreover, under all three of the most likely scenarios - a restructuring of the company’s indebtedness outside of bankruptcy; a negotiated restructuring of the company’s indebtedness under the protection of Chapter 11 of the United States Bankruptcy Code; or a Chapter 11 reorganization in the absence of a negotiated restructuring - it is likely that the shareholders’ ownership interests will, at a minimum, be significantly diluted.

  In order for the company, its lenders and its noteholders to reach agreement on the terms of restructured debt arrangements, the company expects that it will have to provide collateral to secure some or all of the Bank Loan Agreement, the Troms Offshore Debt and the Senior Notes, reduce the overall level of its indebtedness to its lenders and noteholders, accept a reduction in total borrowing capacity, pay a higher rate of interest, and issue some form of equity or equity linked instruments to the lenders and noteholders that would substantially reduce the ownership interest of the shareholders.

The company has previously reported that the report of the company's independent registered public accounting firm that accompanied the company’s audited consolidated financial statements for the fiscal year ended March 31, 2016 (the “audit opinion”) contained an explanatory paragraph regarding the company’s ability to continue as a going concern.  The inability of the company to obtain a clean audit opinion was an independent event of default under the Bank Loan Agreement and the Troms Offshore Debt that, in the absence of a waiver, would have allowed the lenders to accelerate the indebtedness thereunder, the effect of which would have been to likewise cause all of the company’s Senior Notes to be in default.

As previously reported, the company was able to obtain limited waivers from the necessary lenders which waived the unqualified audit opinion requirement and/or waived the minimum interest coverage ratio requirement until January 27, 2017. The most recent limited waiver, which took effect on January 27, 2017, has extended the waiver of the unqualified audit opinion requirement and/or waived the minimum interest coverage ratio requirement until March 3, 2017.

   The company’s unaudited condensed consolidated financial statements as of and for the quarter and nine months ended December 31, 2016 were prepared assuming the company would continue as a going concern, which contemplates continuity of operations, realization of assets and the satisfaction of liabilities in the normal course of business for the twelve month period following the issuance date of these consolidated financial statements.

Tidewater will hold a conference call to discuss December quarterly earnings on Wednesday, February 8, 2017, at 10:00 a.m. Central time. Investors and interested parties may listen to the teleconference via telephone by calling 1-888-771-4371 if calling from the U.S. or Canada (1-847-585-4405 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 12:00 p.m. Central time on February 8, 2017, and will continue until 11:59 p.m. Central time on February 10, 2017. To hear the replay, call 1-888-843-7419 (1-630-652-3042 if calling from outside the U.S.). The conference call ID number is 44214294.

A simultaneous webcast of the conference call will be available online at the Tidewater Inc. website, (http://www.tdw.com). The online replay will be available until March 8, 2017.

The conference call will contain forward-looking statements in addition to statements of historical fact. The actual achievement of any forecasted results or the unfolding of future economic or business developments in a way anticipated or projected by the Company involve numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed within the “Risk Factors” section of Tidewater’s recent Forms 10-Q and 10-K.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

Note: all per-share amounts are stated on a diluted basis.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

Financial information is displayed on the next page.

TIDEWATER INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

(Unaudited)

(In thousands, except share and per share data)

	Quarter Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues:
Vessel revenues	$125,120	212,908	426,911	775,352
Other operating revenues	4,095	5,283	13,951	19,536
	129,215	218,191	440,862	794,888
Costs and expenses:
Vessel operating costs	82,358	125,094	278,326	462,987
Costs of other operating revenues	2,714	3,778	10,040	15,624
General and administrative	34,151	35,598	104,152	116,837
Vessel operating leases	8,441	8,441	25,323	25,325
Depreciation and amortization	41,302	45,422	129,699	137,058
Gain on asset dispositions, net	(6,139)	(5,883)	(18,035)	(19,345)
Asset impairments	253,422	15,141	419,870	61,771
Restructuring charge	—	—	—	7,586
	416,249	227,591	949,375	807,843
Operating loss	(287,034)	(9,400)	(508,513)	(12,955)
Other income (expenses):
Foreign exchange gain (loss)	2,970	(469)	(2,302)	(3,758)
Equity in net earnings (losses) of unconsolidated companies	1,557	(1,710)	2,869	(7,070)
Interest income and other, net	1,437	609	3,605	1,754
Interest and other debt costs, net	(18,587)	(13,312)	(54,018)	(39,741)
	(12,623)	(14,882)	(49,846)	(48,815)
Loss before income taxes	(299,657)	(24,282)	(558,359)	(61,770)
Income tax (benefit) expense	(2,884)	(4,679)	4,680	16,996
Net Loss	$(296,773)	(19,603)	(563,039)	(78,766)
Less: Net income (loss) attributable to noncontrolling interests	903	(94)	2,224	(370)
Net loss attributable to Tidewater Inc.	$(297,676)	(19,509)	(565,263)	(78,396)
Basic loss per common share	$(6.32)	(0.42)	(12.01)	(1.67)
Diluted loss per common share	$(6.32)	(0.42)	(12.01)	(1.67)
Weighted average common shares outstanding	47,068,079	46,943,705	47,067,887	46,956,041
Dilutive effect of stock options and restricted stock	—	—	—	—
Adjusted weighted average common shares	47,068,079	46,943,705	47,067,887	46,956,041

TIDEWATER INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and par value data)

	December 31,	March 31,
ASSETS	2016	2016
Current assets:
Cash and cash equivalents	$649,804	678,438
Trade and other receivables, net	174,335	228,113
Due from affiliate	287,592	338,595
Marine operating supplies	30,720	33,413
Other current assets	22,053	44,755
Total current assets	1,164,504	1,323,314
Investments in, at equity, and advances to unconsolidated companies	42,516	37,502
Properties and equipment:
Vessels and related equipment	4,204,048	4,666,749
Other properties and equipment	77,880	92,065
	4,281,928	4,758,814
Less accumulated depreciation and amortization	1,272,521	1,207,523
Net properties and equipment	3,009,407	3,551,291
Other assets	98,772	71,686
Total assets	$4,315,199	4,983,793

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$50,754	49,130
Accrued expenses	67,412	91,611
Due to affiliate	132,836	187,971
Accrued property and liability losses	3,574	3,321
Current portion of long-term debt	2,036,060	2,045,516
Other current liabilities	50,274	74,825
Total current liabilities	2,340,910	2,452,374
Deferred income taxes	56,375	34,841
Accrued property and liability losses	11,113	9,478
Other liabilities and deferred credits	159,237	181,546

Commitments and Contingencies

Equity:
Common stock of $0.10 par value, 125,000,000 shares authorized, issued 47,068,450 shares at December 31, 2016 and 47,067,715 shares at March 31, 2016	4,707	4,707
Additional paid-in capital	171,018	166,604
Retained earnings	1,570,027	2,135,075
Accumulated other comprehensive loss	(6,446)	(6,866)
Total stockholders’ equity	1,739,306	2,299,520
Noncontrolling Interests	8,258	6,034
Total equity	1,747,564	2,305,554
Total liabilities and equity	$4,315,199	4,983,793

TIDEWATER INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

(In thousands)

	Quarter Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net loss	$(296,773)	(19,603)	(563,039)	(78,766)
Other comprehensive income (loss):
Unrealized gains (losses) on available for sale securities, net of tax of $0, $0, $0 and $0	(73)	212	207	(467)
Amortization of loss on derivative contract, net of tax of $0, $0, $0 and $0	70	180	213	538
Change in other benefit plan minimum liability, net of tax of $0, $0, $0 and $0	—	—	—	70
Total comprehensive loss	$(296,776)	(19,211)	(562,619)	(78,625)

TIDEWATER INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	December 31,
	2016	2015
Operating activities:
Net loss	$(563,039)	(78,766)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	129,699	137,058
Provision for deferred income taxes	—	192
Gain on asset dispositions, net	(18,035)	(19,345)
Asset impairments	419,870	61,771
Equity in earnings (losses) of unconsolidated companies, less dividends	(2,551)	22,087
Compensation expense - stock-based	4,166	9,960
Changes in assets and liabilities, net:
Trade and other receivables	53,778	38,726
Changes in due to/from affiliate, net	(4,132)	68,177
Marine operating supplies	2,693	9,786
Other current assets	(6,065)	1,711
Accounts payable	1,341	6,862
Accrued expenses	(27,954)	(51,068)
Accrued property and liability losses	253	(226)
Other current liabilities	(22,798)	(17,239)
Other liabilities and deferred credits	(4,541)	2,406
Other, net	(3,014)	(699)
Net cash provided by (used in) operating activities	(40,329)	191,393
Cash flows from investing activities:
Proceeds from sales of assets	12,333	8,218
Additions to properties and equipment	(17,144)	(152,225)
Refunds from cancelled vessel construction contracts	25,565	36,190
Net cash provided by (used in) investing activities	20,754	(107,817)
Cash flows from financing activities:
Principal payment on long-term debt	(7,337)	(109,163)
Debt borrowings	—	31,338
Cash dividends	—	(35,378)
Other	(1,722)	(961)
Net cash used in financing activities	(9,059)	(114,164)
Net change in cash and cash equivalents	(28,634)	(30,588)
Cash and cash equivalents at beginning of period	678,438	78,568
Cash and cash equivalents at end of period	$649,804	47,980
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$62,469	47,608
Income taxes	$24,749	38,208
Supplemental disclosure of non-cash investing activities:
Additions to properties and equipment	$5,330	146

TIDEWATER INC.

CONDENSED CONSOLIDATED STATEMENTS OF EQUITY

(Unaudited)

(In thousands)

				Accumulated
		Additional		other	Non
	Common	paid-in	Retained	comprehensive	controlling
	stock	capital	earnings	loss	interest	Total
Balance at March 31, 2016	$4,707	166,604	2,135,075	(6,866)	6,034	2,305,554
Total comprehensive loss	—	—	(565,263)	420	2,224	(562,619)
Stock option activity	—	877	—	—	—	877
Cancellation of restricted stock awards	—	—	215	—	—	215
Amortization/cancellation of restricted stock units	—	3,537	—	—	—	3,537
Balance at December 31, 2016	$4,707	171,018	1,570,027	(6,446)	8,258	1,747,564

Balance at March 31, 2015	$4,703	159,940	2,330,223	(20,378)	6,227	2,480,715
Total comprehensive loss	—	—	(78,396)	141	(370)	(78,625)
Stock option activity	—	609	—	—	—	609
Cash dividends declared ($.75 per share)	—	—	(34,965)	—	—	(34,965)
Amortization of restricted stock units	1	7,843	—	—	—	7,844
Amortization/cancellation of restricted stock awards	(7)	361	—	—	—	354
Balance at December 31, 2015	$4,697	168,753	2,216,862	(20,237)	5,857	2,375,932

The company’s vessel revenues and vessel operating costs and the related percentage of total vessel revenues for the quarters and the nine-month periods ended December 31, 2016 and 2015 and for the quarter ended September 30, 2016, were as follows:

	Quarter Ended December 31,				Nine Months Ended December 31,				Quarter Ended September 30,
(In thousands)	2016	%	2015	%	2016	%	2015	%	2016	%
Vessel revenues:
Americas	$45,577	36%	75,963	36%	159,310	37%	279,345	36%	53,125	38%
Asia/Pacific	5,586	4%	19,144	9%	19,617	5%	79,254	10%	6,110	4%
Middle East (A)	20,647	17%	26,256	12%	68,323	16%	87,193	11%	23,474	17%
Africa/Europe (A)	53,310	43%	91,545	43%	179,661	42%	329,560	43%	56,652	41%
Total vessel revenues	$125,120	100%	212,908	100%	426,911	100%	775,352	100%	139,361	100%
Vessel operating costs:
Crew costs	$43,384	35%	71,270	33%	148,642	35%	247,670	32%	49,370	35%
Repair and maintenance	13,214	10%	14,811	7%	43,183	10%	80,593	10%	13,440	10%
Insurance and loss reserves	2,142	2%	1,689	1%	11,775	2%	9,815	1%	2,637	2%
Fuel, lube and supplies	7,782	6%	16,369	8%	28,730	7%	51,626	7%	10,176	7%
Other	15,836	13%	20,955	10%	45,996	11%	73,283	10%	11,471	8%
Total vessel operating costs	82,358	66%	125,094	59%	278,326	65%	462,987	60%	87,094	62%
Vessel operating margin (B)	$42,762	34%	87,814	41%	148,585	35%	312,365	40%	52,267	38%

Note (A): At the beginning of fiscal 2017 the company’s operations in the Mediterranean Sea (based in Egypt) were transitioned from the company’s previously disclosed Middle East/North Africa operations and included with the company’s previously disclosed Sub-Saharan Africa/Europe operations as a result of management realignments. As such, the company now discloses these new segments as Middle East and Africa/Europe, respectively. The company’s Americas and Asia/Pacific segments are not affected by this change. The new segment alignment is consistent with the company’s chief operating decision maker’s review of operating results for the purpose of allocating resources and assessing performance. Fiscal 2016 amounts have been recast to conform to the new segment alignment.

Note (B): The following table reconciles vessel operating margin as presented above to operating profit (loss) for the quarters and nine-month periods ended December 31, 2016 and 2015 and for the quarter ended September 30, 2016:

	Quarter Ended December 31,		Nine Months Ended December 31,		Quarter Ended September 30,
(In thousands)	2016	2015	2016	2015	2016
Vessel operating margin	$42,762	87,814	148,585	312,365	52,267
General and administrative expenses - vessel operations	(20,608)	(27,686)	(68,861)	(88,994)	(22,337)
Vessel operating leases	(8,441)	(8,441)	(25,323)	(25,325)	(8,441)
Depreciation and amortization - vessel operations	(39,882)	(42,424)	(124,232)	(128,001)	(41,909)
Vessel operating profit (loss)	$(26,169)	9,263	(69,831)	70,045	(20,420)

The company’s other operating profit (loss) for the quarters and nine-month periods ended December 31, 2016 and 2015 and for the quarter ended September 30, 2016, consists of the following:

	Quarter Ended December 31,		Nine Months Ended December 31,		Quarter Ended September 30,
(In thousands)	2016	2015	2016	2015	2016
Other operating revenues	$4,095	5,283	13,951	19,536	4,361
Costs of other marine revenues	(2,714)	(3,778)	(10,040)	(15,624)	(3,423)
General and administrative expenses - other operating activities	(410)	(762)	(1,659)	(2,747)	(611)
Depreciation and amortization - other operating activities	(855)	(1,369)	(3,575)	(4,285)	(1,339)
Other operating profit (loss)	$116	(626)	(1,323)	(3,120)	(1,012)

The company’s operating loss and other components of loss before income taxes and the related percentage of total revenues for the quarters and nine-month periods ended December 31, 2016 and 2015 and for the quarter ended September 30, 2016, were as follows:

	Quarter Ended				Nine Months Ended				Quarter Ended
	December 31,				December 31,				September 30,
(In thousands)	2016	%	2015	%	2016	%	2015	%	2016	%
Vessel operating profit (loss):
Americas (C)	$(6,242)	(5%)	9,289	4%	(11,745)	(3%)	41,940	5%	(1,177)	(1%)
Asia/Pacific (C)	(5,586)	(4%)	(3,796)	(2%)	(17,256)	(4%)	4,122	1%	(6,096)	(4%)
Middle East	(2,782)	(2%)	650	1%	(1,890)	(<1%)	4,898	1%	925	1%
Africa/Europe	(11,559)	(9%)	3,120	1%	(38,940)	(9%)	19,085	2%	(14,072)	(10%)
	(26,169)	(20%)	9,263	4%	(69,831)	(16%)	70,045	9%	(20,420)	(14%)
Other operating profit (loss)	116	<1%	(626)	(<1%)	(1,323)	(<1%)	(3,120)	(<1%)	(1,012)	(1%)
	(26,053)	(20%)	8,637	4%	(71,154)	(16%)	66,925	9%	(21,432)	(15%)

Corporate general and administrative expenses	(13,133)	(10%)	(7,150)	(3%)	(33,632)	(8%)	(25,096)	(3%)	(10,006)	(7%)
Corporate depreciation	(565)	(1%)	(1,629)	(1%)	(1,892)	(<1%)	(4,772)	(1%)	(597)	(<1%)
Corporate expenses	(13,698)	(11%)	(8,779)	(4%)	(35,524)	(8%)	(29,868)	(4%)	(10,603)	(7%)

Gain on asset dispositions, net	6,139	5%	5,883	2%	18,035	4%	19,345	2%	6,253	4%
Asset impairments	(253,422)	(196%)	(15,141)	(6%)	(419,870)	(95%)	(61,771)	(7%)	(129,562)	(90%)
Restructuring charge	—	—	—	—	—	—	(7,586)	(1%)	—	—
Operating loss	$(287,034)	(222%)	(9,400)	(4%)	(508,513)	(115%)	(12,955)	(1%)	(155,344)	(108%)
Foreign exchange gain (loss)	2,970	2%	(469)	(<1%)	(2,302)	(1%)	(3,758)	(1%)	(2,539)	(2%)
Equity in net earnings (losses) of unconsolidated companies	1,557	1%	(1,710)	(1%)	2,869	<1%	(7,070)	(1%)	1,313	1%
Interest income and other, net	1,437	1%	609	<1%	3,605	1%	1,754	<1%	992	1%
Interest and other debt costs, net	(18,587)	(14%)	(13,312)	(6%)	(54,018)	(12%)	(39,741)	(5%)	(18,477)	(13%)
Loss before income taxes	$(299,657)	(232%)	(24,282)	(11%)	(558,359)	(127%)	(61,770)	(8%)	(174,055)	(121%)

Note (C): Nine months ended December 31, 2015 figures exclude restructuring charges of $3.6 million ($3.4 million crew costs and $0.2 million other) and $4.0 million (crew costs) related to our Americas and Asia/Pacific segments, respectively, which were incurred during the quarter ended September 30, 2015.

The company’s revenues, day-based vessel utilization percentages and average day rates by vessel class and in total for the quarters and nine-month periods ended December 31, 2016 and 2015 and for the quarter ended September 30, 2016, were as follows:

					Quarter
	Quarter Ended		Nine Months Ended		Ended
	December 31,		December 31,		September 30,
	2016	2015	2016	2015	2016
REVENUE BY VESSEL CLASS (In thousands):
Americas fleet:
Deepwater	$30,846	49,792	108,503	191,720	37,270
Towing-supply	11,905	22,254	41,823	75,890	13,039
Other	2,826	3,917	8,984	11,735	2,816
Total	$45,577	75,963	159,310	279,345	53,125
Asia/Pacific fleet:
Deepwater	$1,652	13,267	6,114	56,535	1,872
Towing-supply	3,934	5,877	13,503	22,719	4,238
Other	—	—	—	—	—
Total	$5,586	19,144	19,617	79,254	6,110
Middle East fleet:
Deepwater	$6,953	5,359	19,979	17,800	6,988
Towing-supply	13,694	20,897	48,344	69,393	16,486
Other	—	—	—	—	—
Total	$20,647	26,256	68,323	87,193	23,474
Africa/Europe fleet:
Deepwater	$21,748	42,692	79,342	165,327	24,305
Towing-supply	26,087	36,084	79,938	120,995	25,934
Other	5,475	12,769	20,381	43,238	6,413
Total	$53,310	91,545	179,661	329,560	56,652
Worldwide fleet:
Deepwater	$61,199	111,110	213,938	431,382	70,435
Towing-supply	55,620	85,112	183,608	288,997	59,697
Other	8,301	16,686	29,365	54,973	9,229
Total	$125,120	212,908	426,911	775,352	139,361
UTILIZATION:
Americas fleet:
Deepwater	32.1%	53.6	37.4	66.5	38.1
Towing-supply	36.4	48.9	38.7	56.7	37.5
Other	37.0	60.4	39.8	50.7	34.1
Total	34.0%	52.7	38.1	60.7	37.5
Asia/Pacific fleet:
Deepwater	7.7%	40.6	8.5	48.4	7.8
Towing-supply	42.5	62.6	46.6	71.7	44.2
Other	—	—	—	—	—
Total	26.2%	51.0	29.1	59.0	27.7
Middle East fleet:
Deepwater	74.7%	62.7	69.8	61.6	73.4
Towing-supply	58.7	68.0	62.3	75.0	60.8
Other	—	—	—	—	—
Total	62.5%	67.1	64.0	72.7	63.8
Africa/Europe fleet:
Deepwater	42.9%	53.7	47.2	61.9	44.0
Towing-supply	47.4	58.1	45.5	61.9	42.7
Other	37.6	72.9	44.1	72.8	42.8
Total	42.8%	61.3	45.7	65.4	43.2
Worldwide fleet:
Deepwater	37.2%	52.5	40.4	62.0	39.8
Towing-supply	47.5	58.9	48.6	65.1	46.6
Other	36.7	69.1	42.4	67.0	40.3
Total	41.4%	58.4	44.3	64.3	42.8

					Quarter
	Quarter Ended		Nine Months Ended		Ended
	December 31,		December 31,		September 30,
	2016	2015	2016	2015	2016
AVERAGE VESSEL DAY RATES:
Americas fleet:
Deepwater	$25,181	25,584	25,334	26,984	25,302
Towing-supply	16,239	17,071	16,558	16,797	16,401
Other	10,384	7,050	9,559	7,762	10,246
Total	$20,436	19,962	20,560	21,268	20,892
Asia/Pacific fleet:
Deepwater	$17,964	27,345	20,388	33,858	20,708
Towing-supply	6,164	6,379	6,315	7,593	6,127
Other	—	—	—	—	—
Total	$7,650	13,611	8,046	17,000	7,811
Middle East fleet:
Deepwater	$10,674	15,493	12,111	17,519	11,495
Towing-supply	8,553	11,515	9,649	11,608	10,159
Other	—	—	—	—	—
Total	$9,167	12,152	10,259	12,467	10,523
Africa/Europe fleet:
Deepwater	$13,262	19,849	14,618	22,009	14,416
Towing-supply	13,917	15,338	14,760	16,083	15,339
Other	4,169	4,699	4,420	5,147	4,288
Total	$11,042	12,678	11,625	14,062	11,627
Worldwide fleet:
Deepwater	$16,961	22,546	18,348	24,932	18,260
Towing-supply	11,476	13,315	12,167	13,754	12,436
Other	5,235	5,098	5,290	5,546	5,213
Total	$12,461	14,589	13,216	16,077	13,364

The company’s average number of vessels by class and geographic distribution for the quarters and nine-month periods ended December 31, 2016 and 2015 and for the quarter ended September 30, 2016:

					Quarter
	Quarter Ended		Nine Months Ended		Ended
	December 31,		December 31,		September 30,
	2016	2015	2016	2015	2016
Americas fleet:
Deepwater	41	40	42	39	41
Towing-supply	22	29	24	29	23
Other	8	10	8	11	9
Total	71	79	74	79	73
Less stacked vessels	35	18	33	15	34
Active vessels	36	61	41	64	39
Asia/Pacific fleet:
Deepwater	13	13	13	13	13
Towing-supply	16	16	16	15	17
Other	1	1	1	1	1
Total	30	30	30	29	31
Less stacked vessels	22	12	20	7	21
Active vessels	8	18	10	22	10
Middle East fleet:
Deepwater	9	6	9	6	9
Towing-supply	30	29	29	29	29
Other	—	—	—	—	—
Total	39	35	38	35	38
Less stacked vessels	8	3	6	3	5
Active vessels	31	32	32	32	33
Africa/Europe fleet:
Deepwater	42	44	42	44	42
Towing-supply	43	44	43	44	43
Other	38	40	38	42	38
Total	123	128	123	130	123
Less stacked vessel	50	24	42	18	41
Active vessels	73	104	81	112	82
Active owned or chartered vessels	148	215	164	230	164
Stacked vessels	115	57	101	43	101
Total owned or chartered vessels	263	272	265	273	265
Joint-venture and other	8	9	8	9	8
Total	271	281	273	282	273

Note (D): Included in total owned or chartered vessels at December 31, 2016 and 2015 and at September 30, 2016, were 116, 70 and 115 vessels, respectively, that were stacked by the company. These vessels were considered to be in service and are included in the calculation of our utilization statistics.

The table below summarizes the various commitments to acquire and construct new vessels, by vessel type, as of December 31, 2016:

	Number				Amount	Remaining
	of	Shipyard	Delivery	Total	Invested	Balance
(In thousands)	Vessels (E)	Location	Dates	Cost	12/31/16	12/31/16 (E)
Deepwater:
292-foot PSV	1	International	4/2017
300-foot PSV	2	United States	2/2017, 6/2017
Total Deepwater PSVs	3			$164,279	117,624	46,655
Total vessel commitments	3			$164,279	117,624	46,655

Note (E): The two remaining option vessels and a fast supply boat are not included in the table above. The company has approximately $46.7 million in unfunded capital commitments associated with the three vessels under construction at December 31, 2016.

The table below summarizes by vessel class and vessel type the number of vessels expected to be delivered by quarter along with the expected cash outlay (in thousands) of the various remaining shipbuilding commitments as discussed above:

	Quarter Period Ended
Vessel class and type	March 2017	June 2017
Deepwater PSVs	1	2
(In thousands) Expected quarterly cash outlay	$13,662	32,993